Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-151149, 333-117395, 333-64256, 333-41247, 33-90972 and 33-43174) of WD-40 Company of our report dated October 20, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California

October 20, 2008